Exhibit 99.2

Independence Realty Trust

# EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

## Q1 2022

*Millenia, Orlando, FL*

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
March 31, 2022
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX , Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This supplemental package contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

Independence Realty Trust Announces First Quarter 2022 Financial Results
Raises Full Year 2022 Guidance
PHILADELPHIA – (BUSINESS WIRE) – May 3, 2022 Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2022 financial results.
First Quarter Highlights
•Net income available to common shares of $74.6 million for the quarter ended March 31, 2022 compared to $1.1 million for the quarter ended March 31, 2021.
•Earnings per diluted share of $0.34 for the quarter ended March 31, 2022 compared to $0.01 for the quarter ended March 31, 2021.
•Combined same-store net operating income (“NOI”) growth of 16.2% for the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021.
•Core Funds from Operations (“CFFO”) of $57.7 million for the quarter ended March 31, 2022 compared to $18.0 million for the quarter ended March 31, 2021. CFFO per share was $0.25 for the first quarter of 2022, as compared to $0.18 for the first quarter of 2021.
•Adjusted EBITDA of $81.4 million for the quarter ended March 31, 2022 compared to $26.4 million for the quarter ended March 31, 2021.
•Value add program for the quarter ended March 31, 2022, has completed renovations at 143 units, achieving a weighted average return on investment during the quarter of 32.0%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“We are pleased with the outstanding results our newly combined portfolio generated during the first quarter of 2022,” said Scott Schaeffer, Chairman and CEO of IRT. “For the first quarter of 2022, combined same-store NOI increased by 16.2%, led by blended lease over lease rental growth of 12.8%. Our merger integration is complete, and we have secured $31 million in annual synergies. We continue to evaluate accretive joint venture opportunities, including a new investment in a single-family rental development. Overall, we are excited for what lies ahead in 2022 and the years to come, as we remain confident in our strategy focused on multifamily properties in the high-growth Sunbelt region.”
Combined Same-Store Property Operating Results

First Quarter 2022 Compared to First Quarter 2021(1)
Rental and other property revenue	11.0% increase
Property operating expenses	3.2% increase
Net operating income (“NOI”)	16.2% increase
Portfolio average occupancy	10 bps increase to 95.4%
Portfolio average rental rate	10.4% increase to $1,373
NOI Margin	280 bps increase to 62.9%
(1)Combined same-store portfolio for the three months ended March 31, 2022 includes 113 properties, which represent 33,804 units.

Operating Metrics
The table below summarizes operating metrics for the combined same-store portfolio for the applicable periods.

	1Q 2022	2Q 2022(3)
Combined Same-Store Portfolio(1)
Average Occupancy	95.4%	95.4%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	15.7%	15.8%
Renewal Leases	10.2%	9.5%
Blended	12.8%	11.5%
Resident retention rate	50.9%	54.6%
(1)Combined same-store portfolio for the three months ended March 31, 2022 includes 113 properties, which represent 33,804 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)2Q 2022 average occupancy and resident retention rates are as through May 1, 2022. 2Q 2022 new lease and renewal rates are for leases commencing during 2Q 2022 that were signed as of May 1, 2022.
Value Add Program
We completed renovations on 143 units during the quarter ended March 31, 2022, achieving a return on investment of 32.0%, with an average cost per unit renovated of $12,436, and average rent increase per renovated unit of $331. See the Value Add Summary page of our supplemental for additional information.
Investment Activity
Acquisitions
Subsequent to quarter-end, on April 6, 2022, we purchased for $25.4 million the Views of Music City (Phase 1), a 96-unit community in Nashville, TN from one of our unconsolidated joint ventures. The property was developed by our joint venture partner and was completed in January 2022. The Views of Music City (Phase 1) has an average rent per occupied unit of $1,451 and is currently in lease-up with stabilization expected to occur in June 2022. The acquisition represents the exercise of our purchase option under the terms of the joint venture agreement entered into on September 3, 2021. Development of Phase 2, which consists of 209 units, is expected to be completed during Q4 2023.
Dispositions
In connection with our merger with STAR and during the three months ended March 31, 2022, we completed the following dispositions and used net proceeds from these sales to repay debt of the combined company.
•Riverchase in Indianapolis, IN: sold on January 18, 2022 and recognized a gain on sale of $12.9 million.
•Haverford Place in Louisville, KY: sold on February 2, 2022 and recognized a gain on sale of $16.7 million.
•Heritage Park in Oklahoma City, OK: sold on February 2, 2022 and recognized a gain on sale of $31.4 million.
•Raindance in Oklahoma City, OK: sold on February 2, 2022 and recognized a gain on sale of $33.7 million.
Held for Sale
As of March 31, 2022, in connection with our ongoing capital recycling program, we identified two properties, Meadows Apartments in Louisville, KY and Sycamore Terrace in Terra Haute, IN, as held for sale. We expect these dispositions to close in the third quarter of 2022. We intend to recycle the net proceeds from the sales into the acquisition of properties in markets that we believe have better long-term growth prospects.

Virtuoso Joint Venture Investment
On March 31, 2022, we formed a joint venture to acquire and own a project comprised of 400 single family home rental units in Huntsville, AL. Development of phase one of this project (comprised of 178 homes) was completed in 2021 and was acquired by the joint venture on March 31, 2022. Upon acquisition of phase one by the joint venture, 85% of the homes were leased. The joint venture expects to acquire phase two of the project (comprised of 222 homes), currently expected to occur in the second quarter of 2022. We have committed to invest an aggregate $37.1 million in this joint venture, of which $16.4 million was funded on March 31, 2022.
Capital Expenditures
For the three months ended March 31, 2022, recurring capital expenditures for the total portfolio were $3.9 million, or $106 per unit.

At-the-Market Offering
On November 13, 2020 we entered into an equity distribution agreement pursuant to which we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $150 million (the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at the market” offerings. Under the ATM Program, we may also enter into one or more forward sale transactions for the sale of shares of our common stock on a forward basis. During the three months ended March 31, 2022, we entered into a forward sale transaction under the ATM Program for the forward sale of 1,000,000 shares of our common stock. We expect to physically settle the forward sale transaction by the maturity date (March 31, 2023) of the forward sale transaction. Assuming the forward sale transaction is physically settled in full utilizing the current forward sale price of $26.86 per share, we expect to receive proceeds, net of sales commissions, of approximately $26.5 million, subject to adjustment in accordance with the forward sale transaction.
Distributions
On March 14, 2022, our Board of Directors declared a quarterly cash dividend of $0.12 per share of our common stock, which was paid on April 22, 2022 to stockholders of record at the close of business on April 1, 2022.
2022 EPS and CFFO Guidance
We are raising our 2022 full year guidance. Earnings per diluted share is now projected to be in the range of $0.50 to $0.52. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance
2022 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings per share	$0.32	$0.36	$0.50	$0.52
Adjustments:
Depreciation and amortization (3)	1.10	1.10	1.12	1.12
Gain on sale of real estate assets (4)	(0.42)	(0.42)	(0.58)	(0.58)
Core FFO per share allocated to common shareholders	$1.00	$1.04	$1.04	$1.06
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2022 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 228.0 million weighted average shares and units outstanding.
(3)Depreciation and amortization includes $53.3 million ($0.23 per share) of amortization related to STAR in-place lease intangibles that are a result of GAAP purchase accounting. These intangibles are expected to be amortized over less than one year.
(4)Gains on sale of real estate assets include the four asset sales that occurred during the first quarter of 2022 and the two properties identified as held for sale as of March 31, 2022.

2022 Guidance Assumptions
Our key guidance assumptions for 2022 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Combined Same-Store Portfolio	Previous 2022 Outlook	Current 2022 Outlook(1)
Number of properties/units	115 properties / 34,454 units	113 properties / 33,804 units
Property revenue growth	8.1% to 9.1%	9.1% to 10.1%
Controllable operating expense growth	2.5% to 3.5%	3.0% to 4.0%
Real estate tax and insurance expense growth	6.5% to 8.5%	6.5% to 8.5%
Total operating expense growth	4.0% to 5.5%	4.25% to 5.75%
Property NOI growth	10.0% to 12.0%	11.5% to 13.5%

General and administrative & Property management expenses	$48.0 million to $51.0 million	$48.0 million to $51.0 million
Interest expense(2)	$100.0 million to $103.0 million	$98.0 million to $100.0 million

Transaction/Investment Volume(3)
Acquisition volume	None assumed	$25 to $250 million
Disposition volume	$157 million	$157 to $400 million

Capital Expenditures
Recurring	$18.5 million to $21.5 million	$18.5 million to $21.5 million
Value add & non-recurring	$42.5 million to $47.5 million	$42.5 million to $47.5 million
Development	$65.0 million to $75.0 million	$65.0 million to $75.0 million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.
Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Wednesday, May 4, 2022 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 594917. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Wednesday, May 11, 2022 by dialing 1.866.813.9403, access code 681002.

Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX , Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$74,600	$28,615	$11,502	$3,386	$1,086
Earnings (loss) per share -- diluted	$0.34	$0.23	$0.11	$0.03	$0.01
Rental and other property revenue	$149,977	$76,803	$60,592	$57,286	$54,811
Property operating expenses	$55,883	$26,952	$23,164	$22,298	$20,838
Net operating income	$94,094	$49,851	$37,428	$34,988	$33,973
NOI margin	62.7%	64.9%	61.8%	61.1%	62.0%
Adjusted EBITDA	$81,375	$42,301	$31,432	$28,729	$26,389
CORE FFO per share	$0.25	$0.24	$0.21	$0.20	$0.18
Dividends per share	$0.12	$0.12	$0.12	$0.12	$0.12
CORE FFO payout ratio	48.0%	50.0%	57.1%	60.0%	66.7%
Portfolio Data:
Total gross assets	$6,731,377	$6,785,648	$2,114,743	$2,133,021	$1,970,979
Total number of operating properties	119	123	57	58	56
Total units	35,498	36,831	16,109	16,261	15,667
Period end occupancy	95.4%	95.6%	96.0%	95.6%	95.5%
Total portfolio average occupancy	95.2%	96.0%	96.1%	95.9%	95.4%
Total portfolio average effective monthly rent, per unit	$1,374	$1,329	$1,212	$1,171	$1,142
Combined same store period end occupancy(a)	95.5%	95.7%	96.2%	96.1%	95.5%
Combined same store portfolio average occupancy(a)	95.4%	96.0%	96.5%	96.2%	95.3%
Combined same store portfolio average effective monthly rent, per unit(a)	$1,373	$1,346	$1,305	$1,261	$1,244
Capitalization:
Total debt(b)	$2,542,088	$2,705,336	$996,270	$1,036,841	$947,631
Common share price, period end	$26.44	$25.83	$20.35	$18.23	$15.20
Market equity capitalization	$6,031,873	$5,882,410	$2,150,162	$1,926,218	$1,561,165
Total market capitalization	$8,573,961	$8,587,746	$3,146,432	$2,963,059	$2,508,796
Total debt/total gross assets	37.8%	39.9%	47.1%	48.6%	48.1%
Net debt to Adjusted EBITDA (pro forma)(c)	7.6x	7.7x	8.2x	8.5x	8.2x
Interest coverage	4.0x	3.9x	3.6x	3.4x	3.1x
Common shares and OP Units:
Shares outstanding	221,163,391	220,753,735	105,106,714	105,109,649	102,033,733
OP units outstanding	6,970,993	6,981,841	552,360	552,360	674,515
Common shares and OP units outstanding	228,134,384	227,735,577	105,659,074	105,662,009	102,708,248
Weighted average common shares and OP units	227,778,484	127,046,225	107,094,044	102,584,809	102,353,380
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.
(b)Includes indebtedness associated with real estate held for sale.
(c)Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA multiples for the five quarters ended March 31, 2021 were 7.5x, 15.4x, 8.0x, 9.1x, and 8.9x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Assets:
Real estate held for investment, at cost	$6,382,324	$6,462,355	$1,904,760	$2,035,988	$1,922,071
Less: accumulated depreciation	(283,666)	(243,475)	(223,244)	(231,866)	(223,187)
Real estate held for investment, net	6,098,658	6,218,880	1,681,516	1,804,122	1,698,884
Real estate held for sale	80,992	61,560	120,409	27,910	—
Real estate under development	48,959	41,777	—	—	—
Cash and cash equivalents	23,971	35,972	8,720	7,566	8,653
Restricted cash	26,789	29,699	6,138	6,441	4,449
Investment in unconsolidated real estate entities	43,541	24,999	13,561	10,205	—
Other assets	27,281	38,052	15,053	17,311	12,824
Derivative assets	12,944	2,488	1,168	853	2,810
Intangible assets, net	24,187	53,269	346	714	396
Total assets	$6,387,322	$6,506,696	$1,846,911	$1,875,122	$1,728,016
Liabilities and Equity:
Indebtedness, net	$2,495,410	$2,705,336	$996,270	$1,036,841	$947,631
Indebtedness associated with real estate held for sale, net	46,678	—	22,459	19,622	—
Accounts payable and accrued expenses	81,498	106,332	39,593	30,530	24,535
Accrued interest payable	6,955	7,175	1,708	1,909	1,888
Dividends payable	27,345	16,792	12,648	12,648	12,293
Derivative liabilities	128	11,896	17,492	19,386	19,540
Other liabilities	15,921	17,089	6,756	6,903	6,991
Total liabilities	2,673,935	2,864,620	1,096,926	1,127,839	1,012,878
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,212	2,208	1,051	1,051	1,018
Additional paid in capital	3,678,478	3,678,903	965,018	963,754	920,042
Accumulated other comprehensive income (loss)	9,958	(11,940)	(19,507)	(22,011)	(20,497)
Retained earnings (deficit)	(140,643)	(188,410)	(200,429)	(199,350)	(190,151)
Total shareholders' equity	3,550,005	3,480,761	746,133	743,444	710,412
Noncontrolling Interests	163,382	161,315	3,852	3,839	4,726
Total equity	3,713,387	3,642,076	749,985	747,283	715,138
Total liabilities and equity	$6,387,322	$6,506,696	$1,846,911	$1,875,122	$1,728,016

STATEMENTS OF OPERATIONS, FFO & CORE FFO
TRAILING FIVE QUARTERS
Dollars in thousands, except per share data

	For the Three-Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue:
Rental and other property revenue	$149,977	$76,803	$60,592	$57,286	$54,811
Other revenue	385	113	188	158	301
Total revenue	150,362	76,916	60,780	57,444	55,112
Expenses:
Property operating expenses	55,883	26,952	23,164	22,298	20,838
Property management expenses	5,556	3,221	2,199	2,176	1,943
General and administrative expenses(a)	7,928	4,442	3,985	4,241	5,942
Depreciation and amortization expense	78,174	26,210	17,384	16,763	16,552
Casualty (gains) losses, net	(1,393)	—	—	—	359
Total expenses	146,148	60,825	46,732	45,478	45,634
Other income (expense), net	380	—	—	—	—
Interest expense	(20,531)	(10,757)	(8,700)	(8,559)	(8,385)
Gain on sale of real estate assets, net	94,712	76,179	11,492	—	—
Loss on extinguishment of debt	—	(10,261)	—	—	—
Merger and integration costs	(1,895)	(41,787)	(5,276)	—	—
Net income (loss)	$76,880	$29,465	$11,564	$3,407	$1,093
(Income) loss allocated to noncontrolling interests	(2,280)	(850)	(62)	(21)	(7)
Net income (loss) available to common shares	$74,600	$28,615	$11,502	$3,386	$1,086
EPS - basic	$0.34	$0.23	$0.11	$0.03	$0.01
Weighted-average shares outstanding - Basic	220,798,692	125,375,694	104,918,674	102,023,204	101,678,865
EPS - diluted	$0.34	$0.23	$0.11	$0.03	$0.01
Weighted-average shares outstanding - Diluted	222,045,286	126,675,551	107,668,675	102,923,924	102,763,106
Funds From Operations (FFO):
Net income (loss)	$76,880	$29,465	$11,564	$3,407	$1,093
Add-Back (Deduct):
Real estate depreciation and amortization	77,943	26,068	17,263	16,683	16,472
Gain on sale of real estate assets, net, excluding debt extinguishment costs	(94,712)	(78,490)	(11,788)	—	—
FFO	$60,111	$(22,957)	$17,039	$20,090	$17,565
FFO per share	$0.26	$(0.18)	$0.16	$0.20	$0.17
CORE Funds From Operations (CFFO):
FFO	$60,111	$(22,957)	$17,039	$20,090	$17,565
Add-Back (Deduct):
Other depreciation and amortization	231	142	121	80	80
Casualty (gains) losses, net	(1,393)	—	—	—	359
Loan (premium accretion) discount amortization, net	(2,754)	(501)	—	—	—
Prepayment penalties on asset dispositions	—	2,312	295	—	—
Loss on extinguishment of debt	—	10,261	—	—	—
Other (income) expense, net	(380)	—	—	—	—
Merger and integration costs	1,895	41,787	5,276	—	—
CFFO	$57,710	$31,044	$22,731	$20,170	$18,004
CFFO per share	$0.25	$0.24	$0.21	$0.20	$0.18
Weighted-average shares and units outstanding	227,778,484	127,046,225	107,094,044	102,584,809	102,353,380
(a)Included in the three-months ended March 31, 2022 and 2021 is $2.4 million and $2.1 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO
THREE MONTHS ENDED MARCH 31, 2022 and 2021
Dollars in thousands, except per share data

	For the Three Months Ended March 31,
	2022	2021
Revenue:
Rental and other property revenue	$149,977	$54,811
Other revenue	385	301
Total revenue	150,362	55,112
Expenses:
Property operating expenses	55,883	20,838
Property management expenses	5,556	1,943
General and administrative expenses(a)	7,928	5,942
Depreciation and amortization expense	78,174	16,552
Casualty (gains) losses, net	(1,393)	359
Total expenses	146,148	45,634
Other income (expense), net	380	—
Interest expense	(20,531)	(8,385)
Gain on sale of real estate assets, net	94,712	—
Merger and integration costs	(1,895)	—
Net income (loss)	76,880	1,093
(Income) loss allocated to noncontrolling interests	(2,280)	(7)
Net income (loss) available to common shares	$74,600	$1,086
EPS - basic	$0.34	$0.01
Weighted-average shares outstanding - Basic	220,798,692	101,678,865
EPS - diluted	$0.34	$0.01
Weighted-average shares outstanding - Diluted	222,045,286	102,763,106
Funds From Operations (FFO):
Net income (loss)	$76,880	$1,093
Add-Back (Deduct):
Real estate depreciation and amortization	77,943	16,472
Gain on sale of real estate assets, net, excluding debt extinguishment costs	(94,712)	—
FFO	$60,111	$17,565
FFO per share	$0.26	$0.17
CORE Funds From Operations (CFFO):
FFO	$60,111	$17,565
Add-Back (Deduct):
Other depreciation and amortization	231	80
Casualty (gains) losses, net	(1,393)	359
Loan (premium accretion) discount amortization, net	(2,754)	—
Other (income) expense, net	(380)	—
Merger and integration costs	1,895	—
CFFO	$57,710	$18,004
CFFO per share	$0.25	$0.18
Weighted-average shares and units outstanding	227,778,484	102,353,380
(a)Included in the three-months ended March 31, 2022 and 2021 is $2.4 million and $2.1 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income (loss)	$76,880	$29,465	$11,564	$3,407	$1,093
Add-Back (Deduct):
Depreciation and amortization	78,174	26,210	17,384	16,763	16,552
Casualty (gains) losses, net	(1,393)	—	—	—	359
Interest expense	20,531	10,757	8,700	8,559	8,385
Gain on sale of real estate assets	(94,712)	(76,179)	(11,492)	—	—
Loss on extinguishment of debt	—	10,261	—	—	—
Merger and integration costs	1,895	41,787	5,276	—	—
Adjusted EBITDA	$81,375	$42,301	$31,432	$28,729	$26,389

INTEREST COST:
Interest expense	$20,531	$10,757	$8,700	$8,559	$8,385

INTEREST COVERAGE:	4.0x	3.9x	3.6x	3.4x	3.1x

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three-Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenue:
Rental and other property revenue	$141,706	$138,712	$136,563	$131,544	$127,667
Property Operating Expenses:
Real estate taxes	18,726	16,488	16,143	18,917	18,132
Property insurance	2,784	3,027	3,170	2,712	2,660
Personnel expenses	12,052	12,233	12,064	11,758	11,460
Utilities	7,308	7,069	7,244	6,719	7,207
Repairs and maintenance	4,209	5,282	5,399	4,574	4,250
Contract services	4,722	4,787	4,915	4,726	4,365
Advertising expenses	1,180	1,323	1,334	1,308	1,258
Other expenses	1,556	1,489	1,488	1,515	1,588
Total property operating expenses	$52,537	$51,698	$51,757	$52,229	$50,920
Combined same-store net operating income (a)	$89,169	$87,014	$84,806	$79,315	$76,747
Combined same-store NOI margin	62.9%	62.7%	62.1%	60.3%	60.1%
Average occupancy	95.4%	96.0%	96.5%	96.2%	95.3%
Average effective monthly rent, per unit	$1,373	$1,346	$1,305	$1,261	$1,244
Reconciliation of combined same-store net operating income to net income (loss)
Combined same-store portfolio net operating income	$89,169	$87,014	$84,806	$79,315	$76,747
Combined non same-store net operating income	4,925	7,923	7,054	5,179	4,805
Pre-Merger STAR Portfolio NOI	—	(45,086)	(54,433)	(49,506)	(47,579)
Other revenue	385	113	188	158	301
Other income (expense), net	380	—	—	—	—
Property management expenses	(5,556)	(3,221)	(2,199)	(2,176)	(1,943)
General and administrative expenses	(7,928)	(4,442)	(3,985)	(4,241)	(5,942)
Depreciation and amortization expense	(78,174)	(26,210)	(17,384)	(16,763)	(16,552)
Casualty gains (losses), net	1,393	—	—	—	(359)
Interest expense	(20,531)	(10,757)	(8,700)	(8,559)	(8,385)
Gain on sale of real estate assets, net	94,712	76,179	11,492	—	—
Loss on extinguishment of debt	—	(10,261)	—	—	—
Merger and integration costs	(1,895)	(41,787)	(5,276)	—	—
Net income (loss)	$76,880	$29,465	$11,564	$3,407	$1,093
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
THREE MONTHS ENDED MARCH 31, 2022 and 2021
Dollars in thousands, except per unit data

	For the Three Months Ended March 31,
	2022	2021	% change
Revenue:
Rental and other property revenue	$141,706	$127,667	11.0%
Property Operating Expenses:
Real estate taxes	18,726	18,132	3.3%
Property insurance	2,784	2,660	4.7%
Personnel expenses	12,052	11,460	5.2%
Utilities	7,308	7,207	1.4%
Repairs and maintenance	4,209	4,250	(1.0)%
Contract services	4,722	4,365	8.2%
Advertising expenses	1,180	1,258	(6.2)%
Other expenses	1,556	1,588	(2.0)%
Total property operating expenses	$52,537	$50,920	3.2%
Combined same-store net operating income (a)	$89,169	$76,747	16.2%
Combined same-store NOI margin	62.9%	60.1%	2.8%
Average occupancy	95.4%	95.3%	0.1%
Average effective monthly rent, per unit	$1,373	$1,244	10.4%
Reconciliation of combined same-store net operating income to net income (loss)
Combined same-store portfolio net operating income	$89,169	$76,747
Combined non same-store net operating income	4,925	4,805
Pre-Merger STAR Portfolio NOI	—	(47,579)
Other revenue	385	301
Other income (expense), net	380	—
Property management expenses	(5,556)	(1,943)
General and administrative expenses	(7,928)	(5,942)
Depreciation and amortization expense	(78,174)	(16,552)
Casualty gains (losses), net	1,393	(359)
Interest expense	(20,531)	(8,385)
Gain on sale of real estate assets, net	94,712	—
Merger and integration costs	(1,895)	—
Net income (loss)	$76,880	$1,093
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

NET OPERATING INCOME BRIDGE
TRAILING FIVE QUARTERS
Dollars in thousands

	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Rental and other property revenue
Combined same-store (a)	$141,706	$138,712	$136,563	$131,544	$127,667
Combined non same-store	8,271	12,546	12,517	9,260	8,279
Total rental and other property revenue	149,977	151,258	149,080	140,803	135,946
Property operating expenses
Combined same-store (a)	52,537	51,698	51,757	52,229	50,920
Combined non same-store	3,346	4,623	5,463	4,081	3,474
Total property operating expenses	55,883	56,321	57,220	56,310	54,394
Net operating income
Combined same-store (a)	89,169	87,014	84,806	79,315	76,747
Combined non same-store	4,925	7,923	7,054	5,179	4,805
Total property net operating income	$94,094	$94,937	$91,860	$84,494	$81,552
Reconciliation of NOI to net income (loss)
Total property net operating income	$94,094	$94,937	$91,860	$84,494	$81,552
Pre-Merger STAR Portfolio NOI	—	(45,086)	(54,433)	(49,506)	(47,579)
Other revenue	385	113	188	158	301
Other income (expense), net	380	—	—	—	—
Property management expenses	(5,556)	(3,221)	(2,199)	(2,176)	(1,943)
General and administrative expenses	(7,928)	(4,442)	(3,985)	(4,241)	(5,942)
Depreciation and amortization expense	(78,174)	(26,210)	(17,384)	(16,763)	(16,552)
Casualty gains (losses), net	1,393	—	—	—	(359)
Interest expense	(20,531)	(10,757)	(8,700)	(8,559)	(8,385)
Gain on sale of real estate assets, net	94,712	76,179	11,492	—	—
Loss on extinguishment of debt	—	(10,261)	—	—	—
Merger and integration costs	(1,895)	(41,787)	(5,276)	—	—
Net income (loss)	$76,880	$29,465	$11,564	$3,407	$1,093
(a)Combined same-store portfolio consists of 113 properties, which represent 33,804 units.

COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED MARCH 31, 2022
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Atlanta, GA	13	5,180	$22,243	$20,035	11.0%	$7,596	$7,354	3.3%	$14,647	$12,681	15.5%	94.6%	95.9%	(1.3)%	$1,458	$1,293	12.7%
Dallas, TX	13	3,685	18,058	16,367	10.3%	7,673	7,738	(0.8)%	10,385	8,629	20.4%	96.0%	95.2%	0.8%	1,601	1,479	8.2%
Denver, CO	9	2,292	10,856	9,768	11.1%	3,337	3,314	0.7%	7,519	6,454	16.5%	95.7%	95.0%	0.7%	1,557	1,428	9.0%
Columbus, OH	10	2,510	9,499	8,477	12.1%	3,644	3,684	(1.1)%	5,855	4,794	22.1%	95.9%	94.3%	1.6%	1,234	1,134	8.8%
Indianapolis, IN	8	2,256	8,306	7,420	11.9%	3,171	2,923	8.5%	5,135	4,497	14.2%	95.4%	96.3%	(0.9)%	1,188	1,062	11.9%
Oklahoma City, OK	8	2,147	7,084	6,430	10.2%	2,452	2,465	(0.5)%	4,631	3,964	16.8%	95.4%	95.9%	(0.5)%	1,054	955	10.4%
Raleigh - Durham, NC	6	1,690	6,741	6,322	6.6%	2,440	2,106	15.9%	4,301	4,216	2.0%	95.2%	95.6%	(0.4)%	1,320	1,203	9.7%
Houston, TX	7	1,932	7,954	7,440	6.9%	3,788	3,877	(2.3)%	4,166	3,563	16.9%	94.4%	95.5%	(1.2)%	1,339	1,277	4.8%
Memphis, TN	4	1,383	5,548	5,110	8.6%	1,897	1,794	5.7%	3,651	3,316	10.1%	94.2%	96.7%	(2.5)%	1,373	1,207	13.7%
Nashville, TN	3	1,236	5,493	4,940	11.2%	1,908	1,814	5.2%	3,586	3,126	14.7%	95.8%	95.3%	0.5%	1,439	1,300	10.7%
Tampa-St. Petersburg, FL	4	1,104	5,080	4,302	18.1%	1,973	1,809	9.1%	3,107	2,492	24.7%	94.4%	93.6%	0.8%	1,532	1,311	16.8%
Birmingham, AL	2	1,074	4,603	4,211	9.3%	1,637	1,708	(4.1)%	2,965	2,504	18.4%	93.7%	94.3%	(0.6)%	1,397	1,278	9.3%
Louisville, KY	4	1,150	4,280	3,773	13.4%	1,804	1,542	17.0%	2,476	2,231	11.0%	95.2%	92.6%	2.6%	1,156	1,056	9.5%
Lexington, KY	3	886	3,353	2,886	16.2%	1,183	1,130	4.6%	2,170	1,756	23.6%	95.3%	95.3%	—%	1,166	1,022	14.1%
Huntsville, AL	2	599	2,559	2,416	5.9%	715	560	27.6%	1,844	1,856	(0.6)%	96.4%	97.5%	(1.1)%	1,394	1,274	9.5%
Cincinnati, OH	2	542	2,450	2,042	20.0%	848	785	8.0%	1,603	1,258	27.4%	96.8%	95.0%	1.8%	1,413	1,260	12.2%
Myrtle Beach, SC - Wilmington, NC	3	628	2,287	1,998	14.5%	711	654	8.6%	1,577	1,343	17.4%	96.8%	94.7%	2.1%	1,178	1,057	11.4%
Greenville, SC	1	702	2,346	2,094	12.0%	855	901	(5.1)%	1,491	1,193	24.9%	95.2%	93.2%	2.0%	1,132	1,023	10.7%
Charleston, SC	2	518	2,277	2,134	6.7%	935	924	1.3%	1,342	1,210	10.9%	96.5%	95.7%	0.8%	1,408	1,319	6.8%
Chicago, IL	1	374	1,877	1,660	13.1%	770	683	12.7%	1,107	976	13.4%	95.4%	94.3%	1.1%	1,645	1,523	8.1%
San Antonio, TX	1	306	1,444	1,184	21.9%	616	557	10.6%	828	627	32.0%	96.9%	90.4%	6.5%	1,454	1,291	12.6%
Orlando, FL	1	297	1,372	1,302	5.4%	562	545	3.0%	810	757	7.1%	96.8%	96.1%	0.6%	1,534	1,438	6.7%
Charlotte, NC	1	208	1,104	1,024	7.8%	347	317	9.6%	757	708	7.0%	96.1%	95.9%	0.2%	1,641	1,514	8.4%
Austin, TX	1	256	1,258	1,099	14.4%	524	562	(6.7)%	733	537	36.5%	97.0%	94.4%	2.6%	1,567	1,422	10.2%
Asheville, NC	1	252	976	888	10.0%	272	263	3.5%	705	625	12.7%	97.7%	97.0%	0.7%	1,272	1,148	10.8%
Norfolk, VA	1	183	941	861	9.3%	272	296	(8.2)%	670	565	18.5%	95.6%	97.0%	(1.3)%	1,730	1,521	13.7%
Fort Wayne, IN	1	222	920	796	15.7%	307	297	3.5%	613	499	22.9%	94.7%	96.8%	(2.1)%	1,312	1,157	13.4%
Chattanooga, TN	1	192	795	688	15.6%	301	319	(5.9)%	495	368	34.5%	97.3%	97.5%	(0.2)%	1,327	1,134	17.1%
Total/Weighted Average	113	33,804	$141,706	$127,667	11.0%	$52,537	$50,920	3.2%	$89,169	$76,747	16.2%	95.4%	95.3%	0.1%	$1,373	$1,244	10.4%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended March 31, 2022
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	13	5,180	$1,048,599	94.3%	$1,459	$14,650	15.6%
Dallas, TX	14	4,007	842,070	96.0%	1,609	11,333	12.1%
Denver, CO (1)	9	2,292	599,241	96.3%	1,559	7,519	8.0%
Columbus, OH	10	2,510	359,129	96.0%	1,236	5,855	6.3%
Indianapolis, IN	8	2,256	320,547	95.6%	1,192	5,135	5.5%
Oklahoma City, OK	8	2,147	311,974	95.6%	1,057	4,631	4.9%
Raleigh - Durham, NC	6	1,690	251,966	95.6%	1,322	4,298	4.6%
Houston, TX	7	1,932	320,307	95.1%	1,337	4,166	4.4%
Nashville, TN	4	1,412	337,784	96.0%	1,456	4,157	4.4%
Memphis, TN	4	1,383	155,310	94.1%	1,372	3,651	3.9%
Louisville, KY	5	1,550	191,543	94.5%	1,102	3,145	3.4%
Tampa-St. Petersburg, FL	4	1,104	188,646	94.8%	1,539	3,107	3.3%
Birmingham, AL	2	1,074	231,035	94.9%	1,338	2,965	3.2%
Huntsville, AL	3	873	189,757	94.6%	1,442	2,665	2.8%
Lexington, KY	3	886	159,099	96.4%	1,164	2,170	2.3%
Cincinnati, OH	2	542	121,391	96.0%	1,370	1,603	1.7%
Myrtle Beach, SC - Wilmington, NC	3	628	66,381	95.5%	1,184	1,577	1.7%
Charlotte, NC	2	480	109,233	95.2%	1,530	1,544	1.6%
Greenville, SC	1	702	122,606	97.2%	1,129	1,491	1.6%
Charleston, SC	2	518	80,793	96.3%	1,418	1,342	1.4%
Chicago, IL	1	374	89,785	95.2%	1,649	1,107	1.2%
Orlando, FL	1	297	49,972	97.3%	1,539	810	0.9%
San Antonio, TX	1	306	56,955	95.8%	1,455	828	0.9%
Terra Haute, IN	1	250	45,795	90.0%	1,390	659	0.7%
Norfolk, VA	1	183	53,876	96.2%	1,728	670	0.7%
Asheville, NC	1	252	29,123	97.2%	1,274	705	0.8%
Austin, TX	1	256	54,374	97.6%	1,569	733	0.8%
Fort Wayne, IN	1	222	43,920	95.5%	1,316	613	0.7%
Chattanooga, TN	1	192	36,772	95.8%	1,338	495	0.5%
Total/Weighted Average	119	35,498	$6,467,983	95.4%	$1,374	$93,624	100.0%
(1)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.

VALUE ADD SUMMARY
PROJECT LIFE TO DATE AS OF MARCH 31, 2022

								Renovation Costs per Unit (b)
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Ongoing
Stonebridge Crossing	Memphis, TN	81.6%	500	408	393	$153	18.1%	$10,122	$1,131	$11,253	18.4%	16.3%
The Commons at Canal Winchester	Columbus, OH	79.5%	264	210	197	214	24.4%	10,564	402	10,965	24.3%	23.5%
Vantage at Hillsborough	Tampa-St. Petersburg, FL	79.3%	348	276	264	204	17.6%	13,890	2,155	16,045	18.5%	15.2%
Avalon Oaks	Columbus, OH	73.2%	235	172	163	289	30.7%	11,309	1,021	12,330	32.1%	28.1%
Lucerne	Tampa-St. Petersburg, FL	72.1%	276	199	195	260	23.4%	13,346	634	13,980	24.8%	22.3%
Waterford Landing	Atlanta, GA	66.5%	260	173	163	204	28.5%	8,599	685	9,284	28.3%	26.4%
North Park	Atlanta, GA	63.8%	224	143	137	215	32.0%	8,052	268	8,320	32.1%	31.0%
Rocky Creek	Tampa-St. Petersburg, FL	45.8%	264	121	124	407	40.0%	12,204	960	13,165	42.1%	37.1%
Walnut Hill	Memphis, TN	37.6%	362	136	132	477	43.7%	13,096	807	13,903	51.8%	41.2%
Thornhill	Raleigh Durham, NC	34.6%	318	110	106	178	15.5%	13,802	1,046	14,848	17.1%	14.4%
Meadows	Louisville, KY	20.8%	400	83	75	150	15.6%	11,552	415	11,967	23.1%	15.1%
Collier Park	Columbus, OH	0.4%	232	1	3	382	37.4%	12,226	660	12,887	44.1%	35.5%
Total/Weighted Average		66.8%	3,683	2,032	1,952	$236	24.8%	$11,416	$974	$12,390	26.7%	22.9%

Future 2022 Projects (e)
Bayview Club	Indianapolis, IN	—	236	—	—	—	—	—	—	—	—	—
Augusta	Oklahoma City, OK	—	197	—	—	—	—	—	—	—	—	—
Invitational	Oklahoma City, OK	—	344	—	—	—	—	—	—	—	—	—
Fox Trails	Dallas, TX	—	286	—	—	—	—	—	—	—	—	—
Hilliard Grand	Columbus, OH	—	314	—	—	—	—	—	—	—	—	—
Canyon Resort	Austin, TX	—	256	—	—	—	—	—	—	—	—	—
The Pointe at Vista Ridge	Dallas, TX	—	300	—	—	—	—	—	—	—	—	—
Landings of Brentwood	Nashville, TN	—	724	—	—	—	—	—	—	—	—	—
Jefferson at the Perimeter	Atlanta, GA	—	504	—	—	—	—	—	—	—	—	—
Park Valley	Atlanta, GA	—	496	—	—	—	—	—	—	—	—	—
Total/Weighted Average		—	3,657	—	—	—	—	—	—	—	—	—

Completed (f)
The Village at Auburn	Raleigh- Durham, NC	99.1%	328	325	308	183	15.2%	14,460	2,108	16,569	15.2%	13.3%
Pointe at Canyon Ridge	Atlanta, GA	90.1%	494	445	428	177	23.5%	9,009	1,773	10,782	23.1%	19.7%
Oxmoor	Louisville, KY	90.3%	432	390	384	181	14.1%	15,372	127	15,498	14.2%	14.0%
Jamestown	Louisville, KY	94.3%	296	279	283	279	21.3%	15,677	5,161	20,838	21.8%	16.0%
Schirm Farms	Columbus, OH	87.5%	264	231	222	99	15.3%	7,815	613	8,428	15.3%	14.2%
Arbors River Oaks	Memphis, TN	87.4%	191	167	163	260	28.3%	11,029	561	11,590	28.6%	27.0%
Brunswick Point	Wilmington, NC	85.4%	288	246	238	64	10.9%	7,003	56	7,058	10.7%	10.8%
Total/Weighted Average		91.0%	2,293	2,083	2,026	$178	18.1%	$11,771	$1,559	$13,330	18.3%	16.0%

Grand Total/ Weighted Average	Current Total/ Weighted Average		9,633	4,115	3,978	$206	21.4%	$11,597	$1,162	$12,759	22.5%	19.4%

Sold Properties (g)			812	700	675	$155	20.0%	$9,328	$2,976	$12,304	20.1%	15.1%

(a)The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.
(b)Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.
(c)Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)The Collier Park project commenced during Q1 2022 and we expect the other future projects to commence in mid-2022.
(f)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(g)Includes the Haverford, Crestmont and Creekside properties that were formerly a part of the value add program but were sold in February 2022 and December 2021, respectively.

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands with respect to Contract Price and Price per Unit

2022 ACQUISITIONS

Property	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent Per Unit
Views of Music City (Phase I)(1)	Nashville, TN	96	April 6, 2022	$25,440	265	$1,451

2022 DISPOSITIONS

Property	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit
Riverchase	Indianapolis, IN	216	January 18, 2022	$31,000	$144	$1,028
Heritage Park	Oklahoma City, OK	453	February 2, 2022	48,500	107	767
Raindance	Oklahoma City, OK	504	February 2, 2022	47,500	94	669
Haverford	Louisville, KY	160	February 2, 2022	31,050	194	1,146
Total		1,333		$158,050	$119	$818

ASSETS HELD FOR SALE AS OF MARCH 31, 2022

Property	Location	Units
Meadows Apartments	Louisville, KY	400
Sycamore Terrace	Terra Haute, IN	250
Total		650

REAL ESTATE UNDER DEVELOPMENT

				Projected			Development Costs
Property	Location	Planned Units	Start Date	Initial Occupancy Date	Completion Date	Stabilization Date	Total Estimated	Total through 3/31/22	Remaining
Destination Arista	Denver, CO	325	3Q 2021	2Q 2023	4Q 2023	1Q 2025	$101,900	$38,779	$63,121
Flatirons Apartments	Denver, CO	296	3Q 2022	3Q 2024	3Q 2024	2Q 2026	108,500	10,181	98,319
Total		621					$210,400	$48,960	$161,440

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook	Richmond, VA	402	2Q 2023	$83,383	$64,000	84.8%	$—	$16,804
Views of Music City I & II / The Jackson(1)	Nashville, TN	504	4Q 2022 & 4Q 2023	83,074	54,275	50.0%	4,015	10,385
Virtuoso(2)	Huntsville, AL	400	Q1 2022 & Q2 2022	127,500	86,381	90.0%	20,749	16,351
Total		1,306		$293,957	$204,656		$24,764	$43,540
(1)Views of Music City consists of 96 Phase 1 units, which we acquired from the joint venture on April 6, 2022 and 209 Phase 2 units with an estimated delivery date of Q4 2023. The Jackson consists of 199 units with an estimated delivery date of year-end 2022.
(2)Virtuoso consists of 178 phase one single family homes acquired by the joint venture on March 31, 2022 and 222 phase two single family homes estimated to be completed and acquired by the joint venture in the second quarter of 2022.

DEBT SUMMARY AS OF MARCH 31, 2022
Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$117,503	1.7%	Floating	3.8
Unsecured term loans (b)	500,000	1.6%	Floating	2.9
Secured credit facilities (c)	635,128	4.0%	Floating/Fixed	6.7
Mortgages	1,236,748	3.9%	Fixed	5.9
Total Principal	2,489,379	3.4%		5.4
Loan premiums (discounts), net	68,832
Unamortized deferred financing costs	(16,123)
Total Debt	2,542,088
Market Equity Capitalization, at period end	6,031,873
Total Capitalization	$8,573,961
(a)Unsecured revolver total capacity is $500,000, of which $117,503 was drawn as of March 31, 2022. The maturity date of borrowings under the unsecured revolver is January 31, 2026.
(b)Consisted of a (i) $200,000 unsecured term loan with a maturity date of January 17, 2024, a (ii) $100,000 unsecured term loan with a maturity date of November 20, 2024, and a (iii) $200,000 unsecured term loan with a maturity date of May 18, 2026.
(c)Consists of a (i) $558,880 secured credit facility, three tranches of which, in an aggregate principal amount of $518,412, have a maturity date of August 1, 2028 and the fourth tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during the three months ended March 31, 2022, after giving effect to the impact of interest rate swaps and collars, and excluding the impact of loan premium amortization and discount accretion was 3.8%.
(e)As of March 31, 2022, we maintained the following hedges that have effectively fixed a portion of our floating rates debt. Fixed v. Floating percentage above includes impact of future starting swaps.

Hedges

	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	—	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.176%	—	—
Forward starting swap	$150,000	5/17/2022	5/17/2027	0.985%	—	—

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF MARCH 31, 2022
Dollars in thousands
Debt Covenant Summary(a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	34.6%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.5x	Yes
Unsecured leverage ratio	≤ 60%	21.1%	Yes
(a)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Third Amended, Restated and Consolidated Credit Agreement, which is included as exhibit 10.1 of the Form 8-K filed on December 14, 2021.
Encumbered & Unencumbered Statistics

	Total Units	% of Total	Gross Assets	% of Total	Q1 2022 NOI	% of Total
Unencumbered assets	17,486	49.3%	$3,050,656	45.3%	$44,591	47.6%
Encumbered assets	18,012	50.7%	3,680,721	54.7%	49,033	52.4%
	35,498	100.0%	$6,731,377	100.0%	$93,624	100.0%

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as merger and integration costs, casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other

GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).
We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total debt	$2,542,088	$2,705,336	$1,018,729	$1,056,463	$947,631
Less: cash and cash equivalents	(23,971)	(35,972)	(8,720)	(7,566)	(8,653)
Less: loan discounts and premiums, net	(68,832)	(71,586)	—	—	—
Total net debt	$2,449,285	$2,597,778	$1,010,009	$1,048,897	$938,978

Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same-store portfolio. Because our portfolio of properties changed significantly as a result of our STAR Merger, which closed on December 16, 2021, we also present, as described below, information on the IRT Same-Store Portfolio, STAR Same-Store Portfolio and Combined Same-Store Portfolio.
IRT Same-Store Portfolio
IRT Same-Store Portfolio represents the 48 properties that IRT owned and consolidated as of January 1, 2021 and through March 31, 2022 (other than properties held for sale as of March 31, 2022).
STAR Same-Store Portfolio
STAR Same-Store Portfolio represents the 65 properties that STAR owned and consolidated as of January 1, 2021 and that, following the consummation of the Merger on December 16, 2021, continued to be owned and consolidated by IRT through March 31, 2022 (other than properties held for sale as of March 31, 2022).

Combined Same-Store Portfolio
Combined Same-Store Portfolio represents the combination of the IRT Same-Store Portfolio and the STAR Same-Store Portfolio considered as a single portfolio of 113 properties.
Pre-Merger STAR Portfolio NOI
In order to reconcile Combined Same-Store NOI to net income for periods prior to our December 16, 2021 merger with STAR, our reconciliation excludes NOI generated by the STAR Portfolio because IRT did not own these properties prior to December 16, 2021.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total assets	$6,387,322	$6,506,696	$1,846,911	$1,875,122	$1,728,016
Plus: accumulated depreciation(a)	291,199	254,123	247,563	237,684	223,187
Plus: accumulated amortization	52,856	24,829	20,269	20,215	19,776
Total gross assets	$6,731,377	$6,785,648	$2,114,743	$2,133,021	$1,970,979
(a)Includes accumulated depreciation associated with real estate held for sale.

APPENDIX A
COMBINED SAME-STORE PORTFOLIO NET OPERATING INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2022 and 2021
Dollars in thousands

	IRT Same-Store Portfolio(a)			STAR Same-Store Portfolio(b)			Combined Same-Store(c)
	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Revenue:
Rental and other property revenue	$52,290	47,487	10.1%	89,416	$80,180	11.5%	$141,706	$127,667	11.0%
Property Operating Expenses:
Real estate taxes	6,229	6,084	2.4%	12,497	12,048	3.7%	18,726	18,132	3.3%
Property insurance	1,145	1,054	8.6%	1,639	1,606	2.1%	2,784	2,660	4.7%
Personnel expenses	4,665	3,993	16.8%	7,387	7,467	(1.1)%	12,052	11,460	5.2%
Utilities	2,689	2,501	7.5%	4,619	4,706	(1.8)%	7,308	7,207	1.4%
Repairs and maintenance	1,658	1,465	13.2%	2,551	2,785	(8.4)%	4,209	4,250	(1.0)%
Contract services	1,812	1,764	2.7%	2,910	2,601	11.9%	4,722	4,365	8.2%
Advertising expenses	446	459	(2.8)%	734	799	(8.1)%	1,180	1,258	(6.2)%
Other expenses	594	504	17.9%	962	1,084	(11.3)%	1,556	1,588	(2.0)%
Total property operating expenses	19,238	17,824	7.9%	33,299	33,096	0.6%	52,537	50,920	3.2%
Same-store net operating income	$33,052	29,663	11.4%	56,117	$47,084	19.2%	$89,169	$76,747	16.2%

Same-store NOI margin	63.2%	62.5%	0.7%	62.8%	58.7%	4.0%	62.9%	60.1%	2.8%
Average occupancy	95.5%	95.3%	0.2%	95.3%	95.3%	—%	95.4%	95.3%	0.1%

Average effective monthly rent, per unit	$1,312	$1,182	11.0%	$1,411	$1,283	10.0%	$1,373	$1,244	10.4%
(a)IRT Same-Store Portfolio consists of 48 properties, which represent 13,110 units.
(b)STAR Same-Store Portfolio consists of 65 properties, which represent 20,694 units.
(c)Combined Same-Store Portfolio consists of 113 properties, which represent 33,804 units.